PLACEMENT AGENCY AGREEMENT

January 22, 2018

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Floor

New York, NY 10004

Ladies and Gentlemen:

Introductory.  This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which Joseph Gunnar & Co., LLC (hereinafter referred to as the “Placement Agent” or “Joseph Gunnar”) shall be engaged by Longfin Corp., a Delaware corporation (the “Company”), to act as the exclusive Placement Agent in connection with the private placement (hereinafter referred to as the “Offering”) of securities of the Company, as more fully described below. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in the Securities Purchase Agreement (defined below).

The Offering will consist of (i) two new series of convertible notes with an aggregate principal amount of $52,700,000 as follows: (A) a new series of senior convertible notes of the Company, in the aggregate original principal amount of $10,095,941.18, substantially in the form attached to the Securities Purchase Agreement as Exhibit A-1 (the “Series A Notes”), which Series A Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Series A Notes, including, without limitation, upon conversion or otherwise, collectively, the “Series A Conversion Shares”), in accordance with the terms of the Series A Notes, and (B) a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $42,604,058.82, substantially in the form attached to the Securities Purchase Agreement as Exhibit A-2 (the “Series B Notes”, and together with the Series A Notes, the “Notes”), which Series B Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Series B Notes, including, without limitation, upon conversion or otherwise, collectively, the “Series B Conversion Shares”, and together with the Series A Conversion Shares, the “Conversion Shares”), in accordance with the terms of the Series B Notes; and (ii) warrants to purchase Common Stock, substantially in the form attached to the Securities Purchase Agreement as Exhibit B (the “Warrants”). The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares.” The Notes, Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

The Securities will be offered and sold to the Investor (as defined below) in the Offering pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”).

The term of the Placement Agent's exclusive engagement will be until the later of (i) February 28, 2018 and (ii) the completion and consummation of the Offering (the “Offering Period”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon one (1) day’s prior written notice to the other party. The date on which the termination notice referenced in the prior sentence takes effect, shall be referred to as the “Termination Date.” Notwithstanding anything to the contrary contained herein, the provisions concerning indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under Rule 5110(f)(2)(D) of the Financial Industry Regulatory Authority (“FINRA”), will survive any expiration or termination of this Agreement. The Company may hold a closing at any time after the conditions to closing have been satisfied or, where legally permissible, waived (the “Closing”). Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Act.

The Securities shall be sold to the investor (the “Investor”) named in the securities purchase agreement, dated as of the date hereof, to be entered into by the Company and the Investor on the date hereof (the “Securities Purchase Agreement”), pursuant to the terms and subject to the conditions contained in the Securities Purchase Agreement on the Closing Date. The Investor will be entitled to certain resale registration rights set forth in the registration rights agreement in the form attached to the Securities Purchase Agreement as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act and applicable state securities laws. As used in this Agreement, the term “Offering Documents” means, collectively, this Agreement, the Placement Agent Warrants (as defined below), the Securities Purchase Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Note Purchase Agreements, the Master Netting Agreement, the Voting and Lockup Agreements, the Investor Note, the Irrevocable Transfer Agent Instructions and each of the other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1.Agreement to Act as Placement Agent; Placement Agent Compensation.

(a)On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Placement Agent, the Placement Agent is appointed as the Company’s exclusive placement agent during the Offering Period. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and to use its commercially reasonable efforts to assist the Company in finding subscribers of the Securities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and to complete the Offering. The Placement Agent has no obligation to purchase any of the Securities. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Closing. This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities. The Offering will be made on a “best efforts” basis.

(b) As compensation for services rendered, on the Closing Date, the Company shall (i) pay to the Placement Agent a cash fee equal to 10.0% of the cash proceeds received by the Company from the sale of the Securities at the Closing (the “Cash Fee”) and, when received by the Company, 10.0% of any cash amounts paid by the Investor under the Investor Notes (“Prepayment Amounts”), and (ii) issue to the Placement Agent or its designees Common Stock purchase warrants (the “Placement Agent Warrants”) to purchase an aggregate number of shares of Common Stock equal to 10.0% of the aggregate number of Conversion Shares underlying the Notes (collectively, the “Placement Agent Warrant Shares”), which shall contain limitations on exercise similar to those contained in the Warrants with respect to Prepayment Amounts. The Company also agrees to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses incurred in connection with the Placement Agent’s engagement, including reasonable fees and expenses of the Placement Agent’s legal counsel. Such reimbursement shall be limited to $50,000 without prior written approval by the Company and shall be paid at the earlier of the Closing from the gross proceeds of the Securities sold in the Offering or upon termination of this Agreement (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement) (the “Expense Reimbursement,” and together with the Cash Fee, the “Placement Agent’s Fee”). The Placement Agent shall be entitled to the Placement Agent’s Fee and Placement Agent Warrants with respect to any public or private offering or other financing or capital-raising transaction for shares of Common Stock of the Company or securities convertible into shares of Common Stock of the Company (the “Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent directly introduces, directly or indirectly, to the Company during the Offering Period, if such Tail Financing is consummated at any time within twenty-four (24) months following the earlier of the Termination Date or the Closing Date. On the earlier of the Termination Date or the Closing Date, the Placement Agent shall promptly send to the Company a list of investors it has contacted in connection with the Offering. The Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to herein as the “Placement Agent Securities.”

(c)The Company hereby acknowledges that (i) the Offering, including the determination of the offering price of the Securities and the exercise price of the Warrants and any related discounts, commissions and fees, shall be an arm’s-length commercial transaction between the Company and the Investor, (ii) the Placement Agent will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its shareholders, creditors, employees, the Investor or any other party, (iii) the Placement Agent shall not assume an advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent shall have no obligation to the Company with respect to the Offering, except as may be set forth expressly herein, (iv) the Placement Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Placement Agent shall not provide any legal, accounting, regulatory or tax advice with respect to the Offering, and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

(d)The Company is and will be solely responsible for the contents of any and all written or oral communications provided to the Investor regarding the Offering or the Securities; and the Company recognizes that the Placement Agent, in acting pursuant to this Agreement, will be using information provided by the Company and its agents and representatives and the Placement Agent does not assume responsibility for, and may rely, without independent verification, on the accuracy and completeness of any such information.

(e)The Company agrees that any information or advice rendered by the Placement Agent or any of its representatives in connection with this engagement is for the confidential use of the Board of Directors of the Company (the “Board”) only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, or to the Placement Agent, in any manner without the Placement Agent’s prior written consent.

Section 2.Representations, Warranties and Agreements of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the date of the Closing, as follows:

(a)Compliance with Applicable Regulations.  The Offering Documents have been prepared by the Company in conformity with all applicable laws and in compliance with Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D and the requirements of all other rules and regulations of the Commission relating to offerings of the type contemplated by the Offering and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies the Company that the Securities are to be offered and sold. The Securities will be offered and sold to the Investor in the Offering, and the Placement Agent Securities (defined below) will be issued to the Placement Agent in the Offering, in each case pursuant to the exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and Section 506(b) of Regulation D as a transaction not involving a public offering and the requirements of any other applicable state securities or “Blue Sky” laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Securities are being offered for sale. None of the Company, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Section 4(a)(2) of the Securities Act and Section 506(b) of Regulation D, or knows of any reason why any such exemption would be otherwise unavailable to it. None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D. The Company has not, for a period of six months prior to the commencement of the offer and sale of the Securities sold, offered for sale or solicited any offer to buy any of its securities in a manner that would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Securities pursuant to the Offering Documents and the issuance of the Placement Agent Securities pursuant to this Agreement and the Placement Agent Warrants in the United States.

(b)No Material Misstatements or Omissions.  The SEC Documents do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the Offering and the other transactions contemplated by the Offering Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed in the SEC Documents or the Offering Documents and of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of the Company or (ii) ability of the Company to timely perform its obligations under this Agreement, the Placement Agent Warrants and the other Offering Documents (a “Material Adverse Effect”).

(c)Offering Materials.  The Company has delivered and will deliver to the Placement Agent copies of the SEC Documents and the Offering Documents (collectively, the “Disclosure Package”) in such quantities and at such places as the Placement Agent has reasonably requested or will reasonably request.  The Company has not distributed and will not distribute, prior to the Closing, any materials in connection with the Offering other than the Disclosure Package.

(d)Incorporation and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(e)Corporate Authority.  The Company has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted as described in the Disclosure Package, has all the necessary and requisite documents and approvals from all state authorities, has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Placement Agent Warrants and the other Offering Documents, to issue, sell and deliver the Securities and the Placement Agent Securities, and to make the representations in this Agreement and the other Offering Documents accurate and not misleading. Prior to the Closing, this Agreement, the Placement Agent Warrants and each of the other Offering Documents will have been duly authorized by all necessary action of the Company. This Agreement has been duly authorized, executed and delivered and constitutes, and the Placement Agent Warrants and each of the other Offering Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(f)No Conflicts.  None of the execution and delivery of or performance by the Company under this Agreement, the Placement Agent Warrants or any of the other Offering Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the Certificate of Incorporation or Bylaws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or Bylaws) which would not, or could not reasonably be expected to, have a Material Adverse Effect.

(g)Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than (i) the filing with the Securities and Exchange Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) a Form D with the SEC and any other filings as may be required by any state securities agencies, (iii) the 8-K Filing, (iv) a Listing of Additional Shares Notification with the Principal Market, and (v) the Stockholder Approval, and (vi) waiver of certain restrictions regarding the issuance of securities by the Company contained in the Amended and Restated Underwriting Agreement dated September 28, 2017 between the Company and Network1 Financial Securities, Inc.  (collectively, the “Required Filings and Approvals”)), any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, the Placement Agent Warrants or any of the other Offering Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing shall have been obtained or effected on or prior to the Closing, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement, the Placement Agent Warrants or the other Offering Documents.

(h)Authorization of the Placement Agent Securities.  The Placement Agent Warrants have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the terms of this Agreement, will be validly issued. The Placement Agent Warrant Shares (defined herein) have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment therefor pursuant to the terms of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable. No holder of any Placement Agent Securities will be subject to personal liability solely by reason of being such a holder, and none of the Placement Agent Securities will be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of any shareholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company.  As of the Closing, the Company shall have reserved from its duly authorized but unissued shares of Common Stock not less than the maximum number of Placement Agent Warrant Shares issuable pursuant to the terms of the Placement Agent Warrants.

(i)Litigation.  Except as set forth in the Disclosure Package, there is no action, suit, claim, proceeding, hearing, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any securities of the Company or any of the Company’s officers or directors (in their capacity as such) which is outside of the ordinary course of business or individually or in the aggregate material to the Company or, if determined adversely to the Company or such officer or director, could reasonably be expected to adversely affect the Offering or the enforceability of this Agreement, the Placement Agent Warrants or the other Offering Documents.

(j)Brokers.  Except for the Placement Agent, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the Offering.

(k)No Registration Required Under the Securities Act.  Assuming the accuracy of the representations and warranties of the Investor contained in the Securities Purchase Agreement and the compliance of such parties with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities under the Offering Documents, the issuance of the Placement Agent Warrants under this Agreement or the issuance and sale of the Placement Agent Warrant Shares under the Placement Agent Warrants, to register the Securities or the Placement Agent Securities under the Securities Act or any state securities or “Blue Sky” laws.

(l)No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the other Offering Documents or the issuance and sale by the Company of the Securities and the Placement Agent Securities.

(m)No General Solicitation. Neither the Company nor any of its affiliates have engaged, and will engage, directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Securities or Placement Agent Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, except for the Offering Documents, or the Placement Agent Securities, except for this Agreement and the Placement Agent Warrants.

(n)No Integration. Neither the Company nor any of its affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is, or would be, integrated with the sale of any of the Securities or Placement Agent Securities in a manner that would require the registration under the Securities Act of any of the Securities or Placement Agent Securities.

(o)Patriot Act Compliance.  Neither the issuance and sale of the Securities or the Placement Agent Securities by the Company nor the Company’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(p)No Third Parties.  The Company represents to Joseph Gunnar that the Company has not engaged and is not working with any third party finder in connection with the Offering or the introduction of the Company to Joseph Gunnar and the Company agrees not to engage, work with or pay fees to any third party finder in connection with the Offering or the introduction of the Company to Joseph Gunnar. The Company represents and warrants to Joseph Gunnar that the entry into this Agreement or any other action of the Company in connection with the Offering will not violate any agreement between the Company and any other broker-dealer.

(q)No Disqualification Events. Neither the Company nor any Company Related Persons (as defined below) are subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each, a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Related Person is subject to a Disqualification Event. The Disclosure Package contains a true and complete description of the matters required to be disclosed with respect to the Company and the Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Company Related Persons” means any predecessor of the Company, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity. The Company will promptly notify the Placement Agent in writing of (1) any Disqualification Event relating to any Company Related Person and (2) any event that would, with the passage of time, become a Disqualification Event relating to any Company Related Person.

(r)Certificates.  Any certificate signed by an officer of the Company and delivered to the Placement Agent in connection herewith or in connection with any Offering shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(s)Disclosure.  No representation or warranty contained in Section 2 of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties.

In addition, for the benefit of the Placement Agent, each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Investor in the Transaction Documents, is hereby incorporated in this Section 2 by reference as though fully restated herein, and each is hereby made to, and in favor of, the Placement Agent.

Section 3.Representations, Warranties and Agreements of the Placement Agent.

The Placement Agent hereby represents, warrants and covenants to the Company as of the date hereof, and as of the date of the Closing, as follows:

(a)Authority.  This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(b)No Conflict.  None of the execution or delivery of or performance by the Placement Agent under this Agreement or any other agreement or document entered into by the Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or its limited liability company agreement, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

(c)Compliance with FINRA; Regulation D.  The Placement Agent is a member in good standing of FINRA and is registered as a broker-dealer under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), and under the securities acts of each state into which it is making offers or sales of the Units. The Placement Agent is in compliance with all applicable rules and regulations of the Commission and FINRA, except to the extent that such noncompliance would not have a material adverse effect on the transactions contemplated hereby. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than the Company or its affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Securities Act, or knows of any reason why any such exemption would be otherwise unavailable to it.

(d)No Disqualification Event.  Neither the Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event as of the date hereof. The Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to such a Disqualification Event. As used herein, “Placement Agent Related Persons” means any predecessor of the Placement Agent, any affiliated issuer, any director, executive officer, other officer of Placement Agent participating in the Offering, any general partner or managing member of the Placement Agent, any beneficial owner of 20% or more of the Placement Agent’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Securities Act) connected with the Placement Agent in any capacity. The Placement Agent agrees to promptly notify the Company in writing of (1) any Disqualification Event relating to any Placement Agent Related Person and (2) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

Section 4.Future Transactions.

If within the 24-month period following consummation of the Offering, the Company or any of its Subsidiaries or Affiliates (i) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Joseph Gunnar (or any Affiliate designated by Joseph Gunnar) shall have the right of first refusal to act as the Company’s exclusive financial advisor for any such transaction; or (ii) decides to finance or refinance any indebtedness using a manager or agent, Joseph Gunnar (or any Affiliate designated by Joseph Gunnar) shall have the right of first refusal to act sole investment banker, sole book-runner and/or sole placement agent, at Joseph Gunnar’s sole discretion, with respect to such financing or refinancing; or (iii) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, Joseph Gunnar (or any Affiliate designated by Joseph Gunnar) shall have the right of first refusal to act as exclusive financial advisor, sole investment banker, sole book-runner and/or sole placement agent, at Joseph Gunnar’s sole discretion, for such financing (each case a “Subject Transaction” and Joseph Gunnar’s “Right of First Refusal”).  If Joseph Gunnar or one of its Affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for fees customary to Joseph Gunnar for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. Joseph Gunnar shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The Company shall notify Joseph Gunnar of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof to Joseph Gunnar.  If Joseph Gunnar fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then Joseph Gunnar shall have no further claim or right with respect to the Subject Transaction. Joseph Gunnar may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by Joseph Gunnar shall not adversely affect the Joseph Gunnar’s Right of First Refusal with respect to any other Subject Transaction during the twenty-four (24) month period agreed to above.

Section 5.Offering and Closing Procedures

(a)The Company shall cause to be delivered to the Placement Agent copies of the Offering Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Offering Documents in connection with the offering of the Securities until the earlier of (i) the Termination Date or (ii) the Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Disclosure Package and the Offering Documents or to use any offering materials other than those contained in the Disclosure Package in connection with the issuance and sale of the Securities and the Placement Agent Securities, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials.

(b)The Company shall make available to the Placement Agent and its representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agent. The Company recognizes and agrees that the Placement Agent (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(c)Each of the Company and the Investor will be required to complete and execute an original signature page for each of the Transaction Documents to which it is a party, which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof, together with the Investor’s wire transfer in the full amount of the purchase price for the Securities to be purchased pursuant to the Securities Purchase Agreement.

(d)The Company shall provide a standing instruction letter to its bank, in form and substance satisfactory to the Placement Agent, directing that upon each and every deposit of Prepayment Amounts into a depository account established by the Company for the deposit of such funds, the bank that maintains such depository account shall transfer 10.0% of such funds so deposited to the Placement Agent by wire transfer to the appropriate account(s) of the Placement Agent.

(e)If all of the conditions set forth elsewhere in this Agreement and in the Securities Purchase Agreement are fulfilled or, where legally permissible, waived by the applicable party, a closing shall be held promptly with respect to the Securities sold in the Offering (the “Closing”).  Delivery of payment for the Securities will be made at the Closing against delivery of the Securities sold by the Company.  Electronic copies of executed certificates for the Notes and the Warrants will be made available to the Placement Agent prior to the Closing.

Section 6.Further Covenants of the Company.

The Company further covenants to and agrees with the Placement Agent as follows:

(a)Representations and Warranties True and Correct.  Except upon prior written notice to the Placement Agent, the Company shall not, at any time prior to the Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of the Closing (the “Closing Date”) with the same force and effect as if such representations and warranties had been made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date or time, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date or time, as applicable).

(b)Blue Sky Compliance.  The Company will cooperate with the Placement Agent and the Investor in endeavoring to qualify the Securities and the Placement Agent Securities for sale under the securities or “Blue Sky” laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investor may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.  All such filings under applicable state securities or “Blue Sky” laws related to this Offering shall be prepared by the Company’s counsel at the Company’s expense, with copies of all filings to be promptly forwarded to the Placement Agent and its counsel. The Company shall comply with the Securities Act, all applicable state securities or “Blue Sky” laws and the rules and regulations thereunder in the states in which the Placement Agent may reasonably request with respect to the Offering so as to permit the continuance of the sales of the Securities and the Placement Agent Securities, and will file or cause to be filed with the Commission no later than 15 days after the commencement of the sale of Securities, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all Notice of Sales of Securities on Form D and shall file all amendments thereto with the Commission as may be required. Copies of all Form D and all amendments thereto shall be provided to the Placement Agent.

(c)Amendments and Supplements to the Disclosure Package.  If, at any time prior to the Closing, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the information or documents, or other information in the Disclosure Package in order to make the statements therein, in the light of the circumstances when the Disclosure Package is delivered to a Purchaser, not misleading, or if it is otherwise necessary to amend or supplement any portion of the Disclosure Package to comply with the Securities Act or any other applicable law, the Company agrees to promptly prepare and furnish at its own expense to the Placement Agent, amendments or supplements to the Disclosure Package so that the statements therein as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a Purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with the Securities Act and other applicable law.  Neither the Placement Agent’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 6(c). The Company agrees to furnish the Placement Agent and counsel to the Placement Agent, without charge, as soon as available, as many copies of any amendments and supplements to the Disclosure Package as the Placement Agent or its counsel may request.  The Company shall not at any time before the Closing prepare or use any amendment or supplement to the Disclosure Package of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance with the Securities Act and other applicable law.  As soon as the Company is advised thereof, the Company shall advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Package, or the suspension of or exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(d)Marketing.  The Company shall participate, and cause its officers and representatives to participate, in the Offering as reasonably requested by the Placement Agent, including in the marketing of the Securities and meeting with prospective Investor of any of the Securities, and afford prospective Investor the opportunity to conduct customary due diligence and make inquiries relevant to their investment decisions regarding the Securities.

(e)Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner to be described under the caption “Use of Proceeds” in the Offering Documents.  The Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers, directors or shareholders of the Company without the prior written consent of the Placement Agent.

(f)Legends.  The Company shall place a legend on the certificates representing the Notes, the Warrants, the Placement Agent Warrants and, upon conversion or exercise, as applicable, on certificates representing the Conversion Shares, the Warrant Shares and the Placement Agent Warrant Shares, that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities or “Blue Sky” laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state securities or “Blue Sky” laws.

(g)Voting and Lockup Agreements. At or prior to the Closing, the Company shall have duly executed and delivered to the Placement Agent copies of the Voting and Lockup Agreements duly executed and delivered to the Investor by the Company as required under the terms of the Securities Purchase Agreement.

(h)No Requirement to Register as an Investment Company.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(i)Press Releases.  Prior to the earlier of the Closing or the Termination Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior written consent of the Placement Agent. The Company shall afford the Placement Agent and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Placement Agent and its counsel on, any press release, Commission filing or any other public disclosure by or on behalf of the Company relating to the Offering, the Securities, the Investor, the Placement Agent or any aspect of the Offering Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Placement Agent must be provided with a final version of any such press release, Commission filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(j)Compliance with Rule 502(d). The Company will exercise reasonable care to assure that the Investor is not an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Securities Act.

(k)Conduct of Business.  The Company shall not, without the prior written consent of the Placement Agent, at any time prior to the earlier of the Closing or the Termination Date, except as contemplated by the Disclosure Package, (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Disclosure Package, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness or obligation, direct or contingent, (iv) dispose of any material assets, (v) make any material acquisition, or (vi) change its business or operations.

(l)D&O Insurance.  Prior to the Closing, the Company shall obtain at least $2.5 million in director and officer’s insurance with at least a $2 million retention from Cleary Insurance, which policy shall contain the terms set forth in that certain insurance binder dated January 22, 2018 provided by Cleary Insurance.

(m)No Stabilization or Manipulation. Neither the Company nor any of its officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(n)Additional Documents.  In addition to the Offering Documents, the Company will execute and deliver any other customary agreements, documents, certificates and instruments as the Placement Agent or the Investor deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investor.  The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representation and warranties (together with any related disclosure schedules thereto) and applicable covenants set forth in the Transaction Documents to be executed and delivered by the Company at the Closing and any other agreements, documents, certificates and instruments executed and delivered by the Company in the Offering.

Section 7.Conditions to the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to the satisfaction or, where legally permissible, the waiver, of each of the following additional conditions:

(a)Corporate Proceedings.  All corporate proceedings and other legal matters incident to the authorization, form and validity of the Offering Documents, the Securities, the Placement Agent Securities and all other legal matters relating to the offering, issuance and sale, as applicable, of the Securities and the Placement Agent Securities and the other transactions contemplated hereby and under the Offering Documents shall be reasonably satisfactory in all material respects to the Placement Agent; and the Company shall have furnished to the counsel to the Placement Agent, all documents and information that it may reasonably request to enable them to pass upon such matters, including a Secretary’s Certificate, if requested.

(b)Consents and Approvals.  On or prior to the Closing Date, the Company shall have obtained all consents, waivers and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby.

(c)Opinion of Counsel for the Company.  On the Closing Date, the Placement Agent shall have received the opinion of counsel to the Company, dated as of such Closing Date, addressed to in and covering the issuance of the Placement Agent Securities in substantially the form and substance delivered to the Investor pursuant to Section 7(a)(ii) of the Securities Purchase Agreement.

(d)Disclosure Package.  The Disclosure Package did not, does not and, as of the date of any amendment or supplement thereto, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No order enjoining the Offering or the issuance and sale of the Securities and the Placement Agent Securities shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, threatened.

(e)No Material Adverse Effect.  Subsequent to the execution and delivery of this Agreement and as of the Closing Date, there shall not have occurred any change, event or development resulting or that could reasonably be expected to result in a Material Adverse Effect, which, in the Placement Agent’s sole judgment, makes it impracticable or inadvisable to proceed with the Offering.

(f)Officers’ Certificate.  On the Closing Date, the Placement Agent shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that:

(i)the representations and warranties of the Company set forth in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

(ii)the Company has performed, satisfied and complied with all the covenants, agreements and conditions required hereunder at or prior to such Closing Date;

(iii)subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been: (a) any transaction outside the ordinary course of business as described in the Disclosure Package; (b) any material indebtedness or obligation, direct or contingent, incurred by the Company or any of its subsidiaries, except indebtedness or obligations incurred in the ordinary course of business; (c) any material change in the capital stock of the Company (except changes thereto resulting from the exercise of outstanding stock options or warrants); (d) any disposition of any material assets of the Company or any of its subsidiaries; (e) any material change to the business or operations of the Company or any of its subsidiaries; or (f) any material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization, stockholder of the Company (including, without limitation, any derivative action) or any other third-party pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, any of its equity or debt securities (including the Common Stock) or any of the Company's or its Subsidiaries' officers or directors in their capacities as such which, in the Placement Agent’s sole judgment, makes it impracticable or inadvisable to proceed with the Offering; and

(iv)the conditions set forth in subsections (b), (d) and (e) of this Section 7 have been fulfilled.

(g)Due Diligence.  The Company and its officers, directors and employees shall have provided all information requested by the Placement Agent and shall have fully cooperated with the Placement Agent in connection with the Placement Agent’s due diligence investigation of the Company in connection with the Offering.

(h)Offering Documents.  Each of the Offering Documents shall be in form and substance reasonably satisfactory to the Placement Agent and shall have been duly executed and delivered by the Company and the other parties thereto, and the Securities shall have been duly issued, executed (as applicable) and delivered by the Company.

(i)Placement Agent Compensation. The Placement Agent’s Fee calculated in the manner provided in Section 1(b) of this Agreement shall have been paid to the Placement Agent by wire transfer of immediately available funds to an account specified by the Placement Agent to the Company prior to the Closing.

(j)Good Standing Certificates. The Company shall have delivered to the Placement Agent: (i) a certified charter document and good standing certificate, each dated as of a date within 10 days prior to the Closing Date from the secretary of state of its jurisdiction of incorporation and (ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, the Disclosure Package and the Offering Documents.

(k)Voting and Lockup Agreements.  On or before the Closing Date, the Company shall have delivered to the Placement Agent the Voting and Lockup Agreements required to be delivered to the Placement Agent at or prior to the Closing in accordance with Section 6(g) hereof.

(l)Additional Documents.  On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities and the Placement Agent Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 1(b), Section 2, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 8.Indemnification and Contribution.

(a)Indemnification of the Placement Agent.  In consideration of the Placement Agent’s execution and delivery of, and the performance of its obligations under, this Agreement, and in addition to all of the Company’s other obligations under the Offering Documents, the Company shall defend, indemnify and hold harmless the Placement Agent, each of its Affiliates, each Person, if any, who controls the Placement Agent or any of its Affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of its and their respective directors, officers, partners, members, shareholders, direct or indirect investors, employees, representatives and agents (including, without limitation, those attorneys and other agents retained by the Placement Agent or any such other Person in connection with the transactions contemplated by this Agreement and the other Offering Documents) (collectively, the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”), from and against any and all claims, actions, causes of action, suits, proceedings (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), including, without limitation, any and all derivative actions brought on behalf of the Company or any Subsidiary, and any and all civil, criminal or regulatory investigations, whether formal or informal, to which any Placement Agent Indemnified Party may become subject (irrespective of whether any such Placement Agent Indemnified Party is a party, threatened to be made a party, or a witness to the claim, action, cause of action, suit, proceeding or investigation for which indemnification hereunder is sought), and all damages, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) incurred by any Placement Agent Indemnified Party (including, without limitation, in settlement of any claim, action, cause of action, suit, proceeding or investigation), in each case as incurred (collectively, a “Claim”), as a result of, or arising out of, or relating to (i) any misrepresentation, inaccuracy or breach of any representation or warranty made by the Company or any Subsidiary in this Agreement or in any of the other Offering Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in this Agreement or in any of the other Offering Documents, (iii) the execution, delivery, performance or enforcement of this Agreement or any of the other Offering Documents, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (v) any untrue statement or alleged untrue statement of a material fact contained in any SEC Document or in any Offering Document, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the status of such Placement Agent Indemnified Party as a holder of any equity or debt securities of the Company or any of its Subsidiaries, including, without limitation, any of the Securities or the Placement Agent Securities, or as a party (or agent or attorney of such party) to this Agreement or any of the other Offering Documents, (vii) any act or failure to act or any alleged act or failure to act by any Placement Agent Indemnified Party in connection with, or relating in any manner to, the Securities, the Offering or any of the transactions contemplated by this Agreement or any of the other Offering Documents, provided that the Company shall not be liable under this clause (vii) to the extent that a court of competent jurisdiction shall have determined by a final, non-appealable judgment that such claim, action, cause of action, suit, proceeding, investigation, damage, loss, liability or expense resulted exclusively from the bad faith or willful misconduct of such Placement Agent Indemnified Party; and to reimburse such Placement Agent Indemnified Party for any and all expenses (including the reasonable fees and disbursements of counsel chosen by such Placement Agent Indemnified Party) as such expenses are incurred by such Placement Agent Indemnified Party in connection with investigating, defending, settling, compromising or paying any such claim, action, cause of action, suit, proceeding, investigation, damage, loss, liability or expense. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b)Notifications and Other Indemnification Procedures.  Promptly after receipt by a Placement Agent Indemnified Party under this Section 8 of notice of the commencement of any action, such Placement Agent Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 8, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve it from any liability, which it may have to any Placement Agent Indemnified Party for contribution to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any Placement Agent Indemnified Party and such Placement Agent Indemnified Party seeks or intends to seek indemnity from the Company, the Company will be entitled to participate in, and, by written notice delivered to the Placement Agent Indemnified Party promptly after receiving the aforesaid notice from such Placement Agent Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to such Placement Agent Indemnified Party; provided, however, if the defendants in any such action include both the Placement Agent Indemnified Party and the Company, and the Placement Agent Indemnified Party shall have reasonably concluded that a conflict may arise between the positions of the Company and the Placement Agent Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Placement Agent Indemnified Parties which are different from or additional to those available to the Company, the Placement Agent Indemnified Party or Placement Agent Indemnified Parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Placement Agent Indemnified Party or Placement Agent Indemnified Parties.  Upon receipt of notice from the Company to such Placement Agent Indemnified Party of the Company’s election so to assume the defense of such action and approval by the Placement Agent Indemnified Party of counsel, the Company will not be liable to such Placement Agent Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Placement Agent Indemnified Party in connection with the defense thereof unless: (i) the Placement Agent Indemnified Party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the Company), representing the Placement Agent Indemnified Parties who are parties to such action); (ii) the Company shall not have employed counsel satisfactory to the Placement Agent Indemnified Party to represent the Placement Agent Indemnified Party within a reasonable time after notice of commencement of the action; or (iii) the Company has authorized the employment of counsel for the Placement Agent Indemnified Party at the expense of the Company, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

(c)Settlements.  The Company shall not be liable under this Section 8 for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably conditioned, withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the applicable Placement Agent Indemnified Party or Placement Agent Indemnified Parties against any claim, action, cause of action, suit, proceeding, investigation, damage, loss, liability or expense by reason of such settlement or judgment.  The Company shall not, without the prior written consent of the Placement Agent Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Placement Agent Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Placement Agent Indemnified Party, unless such settlement, compromise or consent includes: (i) an unconditional release of such Placement Agent Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Placement Agent Indemnified Party.

(d)Contribution.  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless a Placement Agent Indemnified Party under Section 8(a) above in respect of any claim, action, cause of action, suit, proceeding, investigation, damage, loss, liability or expense, then the Company shall contribute to the aggregate amount paid or payable by such Placement Agent Indemnified Party in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Placement Agent Indemnified Party, on the other, from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then the Company shall contribute to such amount paid or payable by such Placement Agent Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and such Placement Agent Indemnified Party, on the other, in connection with the actions or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by a Placement Agent Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending any such claim, action, cause of action, suit, proceeding or investigation. Notwithstanding the provisions of this subsection (d): (i) the Placement Agent shall not be required to contribute any amount in excess of the amount of the Cash Fee actually received by the Placement Agent pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)Timing of Any Payments of Indemnification.  Any losses, claims, damages, liabilities or expenses for which a Placement Agent Indemnified Party is entitled to indemnification or contribution under this Section 8 shall be paid by the Company to the Placement Agent Indemnified Party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than fifteen (15) days of invoice to the Company.

(f)Acknowledgements of Parties.  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Disclosure Package.

Section 9.Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any of its Subsidiaries set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of: (i) any investigation made by or on behalf of any Placement Agent Indemnified Party or any of their respective representatives or agents; (ii) acceptance of any Securities and payment therefor; and (iii) any termination of this Agreement or expiration of the Offering Period. A successor to any Placement Agent Indemnified Party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 8.

Section 10.Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Floor

New York, NY 10004

Facsimile:  (212) 440-9614

Attention:  Eric Lord

If to the Company:

Longfin Corp.

85 Broad Street

New York, New York 10004

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11.Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the Placement Agent Indemnified Parties (or any of their respective successors) referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

Section 12.Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13.Governing Law Provisions.

(a)Governing Law.  This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

(b)Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in New York, New York, or the courts of the State of New York in each case located in the Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PLACEMENT AGENT AND THE COMPANY HEREBY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE OFFERING).

Section 14.General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to this Offering. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of the Engagement Letter, dated December 15, 2017, by and between the Company and the Placement Agent shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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[Signature Page Follows]

75133358v.3

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LONGFIN CORP.

By:

Name:

Title:

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

JOSEPH GUNNAR & CO., LLC

By:

Name:

Title:

[Signature Page to Placement Agency Agreement]

75133358v.3

Exhibit A

Form of Placement Agent’s Warrant

[PROVIDED SEPARATELY]

75133358v.3